United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$916,620
Unrealized Gain (Loss) on Market Value of Futures	97,900
Dividend Income	52
Interest Income	409
ETF Transaction Fees	700
Total Income (Loss)	$1,015,681

Expenses
General Partner Management Fees	$9,716
Brokerage Commissions	1,472
NYMEX License Fee	243
Non-interested Directors' Fees and Expenses	211
Prepaid Insurance Expense	125
Other Expenses	7,285
Total Expenses	19,052
Expense Waiver	(4,856)
Net Expenses	$14,196
Net Income (Loss)	$1,001,485

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/13	$21,474,744
Withdrawals (100,000 Units)	(3,267,608)
Net Income (Loss)	1,001,485

Net Asset Value End of Month	$19,208,621
Net Asset Value Per Unit (550,000 Units)	$34.92

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612